Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

May 31, 2006	THOMAS, MCNERNEY & PARTNERS, L.P.

	BY:	THOMAS, MCNERNEY & PARTNERS, LLC
	ITS:	GENERAL PARTNER

	By:	/s/ James Thomas
James Thomas
Managing Partner

May 31, 2006	TMP ASSOCIATES, L.P.

	BY:	THOMAS, MCNERNEY & PARTNERS, LLC
	ITS:	GENERAL PARTNER

	By:	/s/ James Thomas
James Thomas
Managing Partner

May 31, 2006	Thomas, McNerney & PARTNERS, LLC

	By:	/s/ James Thomas
James Thomas
Managing Partner

May 31, 2006	THOMAS, MCNERNEY NOMINEE, LLC

	By:	/s/ James Thomas
James Thomas
Manager